EXHIBIT 99.1

MURPHY OIL DECLARES TWO-FOR-ONE STOCK SPLIT

     EL DORADO, Arkansas, December 4, 2002 -- The Board of Directors of Murphy Oil Corporation (NYSE: MUR) today declared a two-for-one stock split of the Common Stock of Murphy Oil Corporation. The stock split will be effected by way of a dividend of one share of stock for each share held. The distribution date for the dividend is December 30, 2002 to holders of record of stock at the close of business on December 16, 2002.

     In commenting on the stock split, Claiborne P. Deming, President and Chief Executive Officer, said “The stock split reflects our continued optimism for the Company’s future, underpinned by our impact deepwater Malaysia and deepwater Gulf of Mexico drilling programs, which I believe have the potential to propel Murphy Oil Corporation to new levels.”

     The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

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